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                                                                      Exhibit 11
                  HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

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
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                                                     FOR THE THREE MONTHS ENDED
                                                              MARCH 31,
                                                        1996            1995
- - - --------------------------------------------------------------------------------
Net earnings                                        $ 7,638,000     $ 4,290,000
                                                    -----------     -----------
                                                    -----------     -----------
Primary:

    Weighted average Common Stock and common stock
      equivalents outstanding                        29,388,000      23,656,000
                                                    -----------     -----------
                                                    -----------     -----------
    Earnings per share                              $      0.26     $      0.18
                                                    -----------     -----------
                                                    -----------     -----------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end             28,421,000       9,324,000

  Additional dilutive effect of outstanding
    options (as determined by the application
    of the treasury stock method)                     1,001,000         151,000

  Changes in Common Stock for issuance                  (34,000)        (13,000)

  Effect of five for two stock split  (1)                   -        14,194,000
                                                    -----------     -----------
    Weighted average Common Stock and common stock
     equivalents outstanding                         29,388,000      23,656,000
                                                    -----------     -----------
                                                    -----------     -----------
Fully Diluted:

   Weighted average Common Stock and common stock
     equivalents outstanding                         29,522,000      23,669,000
                                                    -----------     -----------
                                                    -----------     -----------
   Earnings per share                               $      0.26     $      0.18
                                                    -----------     -----------
                                                    -----------     -----------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end             28,421,000       9,324,000

  Additional dilutive effect of outstanding
   options (as determined by the application
   of the treasury stock method)                      1,101,000         143,000

  Effect of five for two stock split (1)                    -        14,202,000
                                                    -----------     -----------
   Weighted average Common Stock and common stock
     equivalents outstanding                         29,522,000      23,669,000
                                                    -----------     -----------
                                                    -----------     -----------
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(1) In April, 1996, the Board of Directors declared a five for two stock split in the form of a 150% stock dividend on the Company's $1.00 par value Common Stock, payable to shareholders of record April 30, 1996. The par value of the Company's Common Stock remains unchanged. Adjustments have been made to 1995 amounts to present weighted average shares outstanding and earnings per share on a consistent basis.